Exhibit 10.5

Execution Copy
 PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT (the “Agreement”) is entered into on August 29, 2014 (the “Effective Date”) by and between Clouding IP, LLC (f/k/a Stec IP, LLC), a Delaware limited liability company, of _____ (the “Seller”);  Clouding Corp., a Delaware corporation, of ________ (the “Purchaser”) and Marathon Patent Group, Inc., a corporation organized under the laws of Nevada, with an address at ______ (“Marathon”) (each a “Party” and collectively the “Parties”). The Parties hereby agree as follows:

1.  Background

1.1            Seller is the sole and exclusive owner of certain Patents (as defined in Section 2.5).

1.2
 Seller wishes to sell to Purchaser all right, title and interest in the Patents and any and all rights associated therewith, including, for the avoidance of doubt and without limitation (i) the right to make, use and sell products under, and otherwise to practice, the Patents; (ii) the exclusive right to grant licenses to third parties under the Patents, including without limitation, licenses to make, use and sell products under, and otherwise to practice, the Patents; and (iii) exclusive enforcement rights under the Patents including, without limitation, the sole and exclusive rights to sue and to pursue damages, injunctive relief, and any other rights and remedies of any kind for past, current and future infringement of the Patents.

1.3
 Purchaser wishes to purchase from Seller all right, title and interest in the Patents and any and all rights associated therewith, including, for the avoidance of doubt and without limitation (i) the right to make, use and sell products under, and otherwise to practice, the Patents; (ii) the exclusive right to grant licenses to third parties under the Patents, including without limitation, licenses to make, use and sell products under, and otherwise to practice, the Patents; and (iii) exclusive enforcement rights under the Patents including, without limitation, the sole and exclusive rights to sue and to pursue damages, injunctive relief, and any other rights and remedies of any kind for past, current and future infringement of the Patents.

2. Definitions

2.1
“Affiliate” means, with respect to any Person, any Entity in any country that controls, is controlled by or is under common control with such Person. The term “control” means possession directly or indirectly of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise; provided, however, that beneficial ownership of more than fifty percent (50%) of the voting equity interests of an entity shall be deemed to be control.

2.2
“Assigned Patent Rights” means all right, title and interest in the Patents and (a) all causes of action (whether currently pending, filed, or otherwise) and the exclusive enforcement rights under the Patents including, without limitation, the sole and exclusive rights to sue, to countersue and to pursue damages, injunctive relief, and any other remedies of any kind for past, current and future infringement; (b) all rights to recover and collect settlement arrangements, license payments (including lump sum payments), royalties and other payments due now or hereafter due or payable with respect thereto, under or on account of any of the Patents or any of the foregoing; (c) the right to practice the Patents, including without limitation, the right to make, use and sell products and services under the Patents; and (d) any and all rights related to the Patents and all of Seller’s rights therein.

2.3
“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

2.4	“Executed Assignment” means an executed original of the Patent Assignment Agreement in Exhibit 2.4.

2.5	“Patents” means each and all of the patents and patent applications listed on Exhibit 2.5 hereto.

2.6           “Person” means any individual or Entity.

2.7	“Symantec PPA” means that Amended and Restated Patent Purchase Agreement dated as of August 11, 2014 with an effective date of February 28, 2012 by and between the Seller and Symantec Corporation.

2.8	For the purposes of Sections 3.4.1 and 3.4.2:

“Cash” shall mean cash and Cash Equivalents.

“Cash Equivalents” shall mean debt and/or equity securities (including, but not limited to stocks, warrants, options or ADRs) and/or any real or personal property, received by Purchaser, that is reducible to cash (net of taxes required to be paid by Purchaser on Seller’s portion in order to take possession of the same) but only at such time as such debt securities, equity securities, real or personal property have been converted to cash.  Purchaser shall convert Cash Equivalents to cash as soon as commercially practical and legally permissible.

“Net Revenues” shall mean the gross (prior to any deductions for taxes) Cash compensation received by the Purchaser or any of its Affiliates in consideration for the licensing and/or enforcement by the Purchaser or any of its Affiliates of the Patents, in the form of Cash licensing fees and Cash litigation and settlement fees actually collected and retained by the Purchaser or any of its Affiliates from the Closing Date (as defined in Section 5.1), LESS (i) any contingency fee awards, hourly or contract rates, commissions, brokerage commissions, costs, expenses, bonuses, compensation, payments, reimbursements or any other sums (including, but not limited to, expert witness fees, deposition expenses, trial costs, document management charges or other similar fees, expenses or charges paid by Purchaser or any of its Affiliates to third parties who are legal counsel, outside contractors, experts, specialists, advisors, representatives or agents, in connection with the licensing and/or enforcement by the Purchaser or any of its Affiliates of the Patents and (ii) all amounts payable to Symantec Corporation under Section 3 of the Symantec PPA.

3.  Document Delivery; Consideration and Reports

3.1
Document Delivery. As of the Effective Date, Seller shall send to Purchaser, via Federal Express or other reliable overnight delivery service or by hand delivery, the originals of the patent prosecution files and all other documents, communications and files (electronic or otherwise) relating to the Assigned Patent Rights in possession or control of Seller and its agents, counsel and related parties that pertain to the ownership, prosecution, maintenance and enforcement of the Patents, including, but not limited to those documents listed on the Document Request Form attached hereto as Exhibit 3.1 (collectively, the “Documents”) and, in addition, will sign the declaration attached to the Document Request Form as Attachment 1 or, alternatively, the declaration attached to the Document Request Form as Attachment 2.

3.2
Exclusivity. In consideration of the Purchaser’s due diligence investigation of the Patents, the Seller agrees that, during the period between the Effective Date and the Closing Date, Seller shall not discuss, negotiate or pursue with any third parties any offers or proposals with respect to or otherwise relating to any of the Patents.

3.3	Reserved.

3.4	Consideration for the Patents. In consideration for the Assigned Patent Rights and subject to the consummation of the Closing (as defined in Section 5.1), Seller shall be entitled to the following:

3.4.1           First and Second Cash Payments.

(a)	A non-refundable cash payment of One Million Four Hundred Thousand ($1,400,000) payable upon Closing (the “First Cash Payment”).

(b)
 (i) An additional cash payment of One Million U.S. Dollars ($1,000,000) payable on or before October 31, 2014, or, (ii) if not paid on or before October 31, 2014, One Million U.S. Dollars ($1,000,000) plus Twenty-Five Thousand U.S. Dollars ($25,000) for each month such payment is delayed (or pro rata portion thereof) until paid in full (the “Second Cash Payment”).

(c)
 From Closing until the Second Cash Payment is paid in full (including for the avoidance of doubt, any payments owed as the result of delayed payment pursuant to Section 3.4.1(b)(ii) above), Purchaser shall pay to Seller one hundred percent (100%) of the escrowed Net Revenues, which payment(s) shall be made within thirty (30) calendar days after each calendar month (commencing with the calendar month ending August 31, 2014).

3.4.2.           Possible Future Cash Payments.  Within thirty (30) calendar days after each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which Net Revenues reach Four Million U.S. Dollars ($4,000,000)) until the later of (i) the expiration of the last-to-expire of the Patents or (ii) the expiration of the right to assert any claim of any Patent, the Purchaser will pay to Seller or its assigns a portion of the Net Revenues, calculated as follows:

NR x fifty percent (50%), where NR = Net Revenues

3.4.3.           Seller Acknowledgments.  Seller acknowledges that (i) the obligations of Purchaser under this Agreement are contractual only and do not create any fiduciary or other relationship between them; (ii) any Net Revenues may be subject to and may be dependent on the provision of licenses, releases and covenants not to sue with respect to the Patents, and enforcement action, all as solely determined by Purchaser; and (iii) Purchaser has not represented that it will be successful in its efforts to monetize the Patents and, accordingly, makes no representation as to the value, if any, of the possible Net Revenues under Sections 3.4.1 and 3.4.2.

3.4.4           Equity Consideration. 25,000 restricted shares (the “Shares”) of common stock, par value $0.0001 per share, of Marathon.  Marathon shall issue a certificate evidencing the Shares within seven (7) calendar days of Closing.  Shares will be included in any pending or upcoming registration statement.

3.5	Payment Procedures. All payments made by Purchaser pursuant to Sections 3.4.1 and 3.4.2 of this Agreement shall be made by wire transfer to the account identified in Exhibit 3.5.

3.6
Reports. Simultaneously with any wire transfer pursuant to Section 3.5, Purchaser will include a report detailing the payment amount and will provide such supporting documentation as may reasonably be requested by Seller (subject to appropriate and customary confidentiality obligations as may be required in order to disclose such documentation to Seller).

4.  Transfer of Patents and Additional Rights

4.1
Assignment of Patents. Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to the Assigned Patent Rights and at Closing will provide Purchaser with the Executed Assignment for the Assigned Patent Rights.

4.2
Additional Patents. Seller hereby represents and warrants to Purchaser that, to its knowledge, the Patents are all of the patents (including reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisionals) owned by Seller as of the Effective Date, that claim priority to any other Patent and all foreign counterparts of the foregoing owned by Seller as of the Effective Date. For the avoidance of doubt, Seller does not own US patent number 7,065,566 and such patent shall not be deemed to be a “Patent” for any purpose under this Agreement.

4.3           Non-Assumption of Liabilities. It is expressly understood and agreed that Purchaser shall not be liable for and hereby disclaims any assumption of any of the obligations, claims or liabilities of Seller and/or its Affiliates and/or of any third party of any kind or nature whatsoever arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Assigned Patent Rights prior to the assignment and sale thereof to Purchaser.

4.4
No Retained Enforcement Rights. For the avoidance of doubt, as of the Closing Date, Seller shall not have any right of enforcement, including, without limitation, any rights to sue or to pursue damages, injunctive relief, or any other rights and remedies of any kind for past, current and future infringement of the Patents against any third party.

4.5
Privilege. To the extent assignable under applicable law and provided that such assignment or purported assignment will not compromise Seller’s other attorney-client privilege and attorney work privileges or act as a general waiver of such privileges, Seller hereby assigns to Purchaser the right to assert any and all attorney-client privilege and attorney work privilege with respect to the Assigned Patent Rights but only with respect to matters involving third parties. Purchaser shall not claim or assert that Seller has waived the attorney-client privilege in or related to any claim, matter in dispute, or action between Seller and Purchaser under this Agreement or otherwise. Seller will not, without the consent of Purchaser, knowingly waive its attorney client or work product privilege with respect to matters related to the prosecution of the Patents. Purchaser shall, and shall have the right to, on behalf of Seller, assert the attorney-client or work-product privilege with respect to any matters related to the prosecution of the Patents to the extent of such privilege, and Purchaser shall not waive or purport to waive such privileges on behalf of Seller.

5. Closing; Closing Conditions; Additional Obligations

5.1
 The closing of the purchase and sale of the Assigned Patent Rights (the “Closing”) shall take place on or before August 29, 2014 (the “Closing Date”) via the exchange of documents and signatures immediately following the execution of this Agreement.

5.1.1           Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a)
 The Seller shall execute and deliver to Purchaser the Executed Assignment and a copy of any and all corporate approvals required by it in order to execute, deliver and perform this Agreement and the transactions contemplated hereunder.

(b)	Purchaser shall deliver to the Seller copies of resolutions of its Board of Directors approving, inter alia, the transactions contemplated hereunder and the issuance of the Shares.

(c)	Seller and Purchaser shall have entered into the Common Interest Agreement, in the form attached hereto as Exhibit 5.1.1(c).

(d)	Purchaser and IP Navigation Group LLC shall have entered into a Consulting Agreement, in the form attached hereto as Exhibit 5.1.1(d).

(e)	Purchaser shall deliver to Seller the First Cash Payment and an executed promissory note in connection with the Second Cash Payment, in the form attached hereto as Exhibit 5.1.1(e).

(f)	Marathon shall deliver to its transfer agent an instruction letter in the form attached hereto as Exhibit 5.1.1(f) for the issuance of the Shares.

5.2
 The obligations of each Party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by the applicable law.

 5.2.1                                    The obligation of Purchaser to consummate the Closing is subject to the following conditions:

(a)	Seller has delivered a copy of the relevant Documents listed in Section 3.1 to Purchaser and the respective declaration in respect therewith;

(b)
 Seller shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing, including delivery of the executed agreements listed in Sections 5.1.1(a) and 5.1.1(c);

(c)	the representations and warranties of Seller contained in this Agreement shall be true at and as of the Closing, as if the Closing was substituted for the date in such representations and warranties;

(d)
 the completion to the satisfaction of Purchaser of its financial, commercial, intellectual property and legal due diligence examination of the Assigned Patent Rights. In this regard Purchaser may terminate this Agreement and not consummate the Closing, at its sole discretion, based on the results of the Purchaser's due diligence examination of the Assigned Patent Rights or on any other matter;

(e)
 all corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been performed by Seller, all documents and instruments incident to such transactions and reasonably requested by Purchaser shall be reasonably satisfactory in substance and form to Purchaser and its counsel, shall have been executed and Purchaser and its counsel shall have received counterpart originals or certified or other copies of such documents and instruments as Purchaser or its counsel may reasonably request;

(f)
 Purchaser shall have received evidence, in form and substance reasonably satisfactory to it, that any and all approvals of governmental bodies and other third parties described in this Agreement or otherwise not described but required to have been obtained by Seller to consummate the transactions contemplated herein have been obtained;

(g)
 Purchaser shall have obtained all necessary shareholder and regulatory approval in accordance with the Nevada Revised Statutes, the rules of the NASDAQ Stock Market LLC and federal securities laws for the issuance of the Shares hereunder; and

(h)
 no temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect which prevents the consummation of the transactions contemplated herein, nor shall any proceeding brought by any governmental body seeking any of the foregoing be pending, and there shall not be any action taken, or any law, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated herein illegal.

 5.2.2                                       The obligation of Seller to consummate the Closing is subject to the following conditions:

(a)
 Purchaser shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing, including delivery of the items described in Sections 5.1.1(a), 5.1.1(b), 5.1.1(c), 5.1.1(d), 5.1.1(e) and 5.1.1(f);

(b)
 the representations and warranties of Purchaser and Marathon (as applicable) contained in this Agreement shall be true at and as of the Closing, as if the Closing was substituted for the date in such representations and warranties;

(c)
 the completion to the satisfaction of Seller of its financial, commercial, intellectual property and legal due diligence examination of the Purchaser. In this regard Seller may terminate this Agreement and not consummate the Closing, at its sole discretion, based on the results of the Seller’s due diligence examination of the Purchaser;

(d)
 all corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been performed by Purchaser, all documents and instruments incident to such transactions and reasonably requested by Seller shall be reasonably satisfactory in substance and form to Seller and its counsel, shall have been executed and Seller and its counsel shall have received counterpart originals or certified or other copies of such documents and instruments as Seller or its counsel may reasonably request; and

(e)
 no temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect which prevents the consummation of the transactions contemplated herein, nor shall any proceeding brought by any governmental body seeking any of the foregoing be pending, and there shall not be any action taken, or any law, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated herein illegal.

(f)
 Seller shall have received evidence, in form and substance reasonably satisfactory to it, that any and all approvals of governmental bodies and other third parties described in this Agreement or otherwise not described but required to have been obtained by Purchaser to consummate the transactions contemplated herein have been obtained.

5.2
Further Cooperation. At the reasonable request of Purchaser, Seller shall (i) provide such further assistance and cooperation as Purchaser may request from time to time in order to perfect or otherwise document Purchaser's ownership of the Assigned Patents Rights; (ii) and will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including execution, acknowledgment and recordation of other such papers for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.

5.3
Payment of Fees. All annuity and maintenance fees that are necessary in order to keep the Patents in force until the Closing Date have been paid by Seller. Purchaser shall have the sole responsibility for paying any maintenance fees, annuities, and the like due or payable on the Patents after the Closing Date.

5.4
Reimbursement of Expenses. Following the Closing and thereafter, as applicable and in an amount not to exceed an aggregate of Twenty-Five Thousand U.S. Dollars ($25,000), Purchaser shall reimburse Seller for all reasonable invoiced attorneys’ fees incurred by Seller in connection with the consummation of the transactions contemplated hereby. The foregoing shall not apply to acts or omissions of Seller, or obligations, claims or liabilities of Seller arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Patents or the Assigned Patent Rights prior to the assignment and sale thereof to Purchaser.

6.  Representations And Warranties Of Seller

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date:

6.1
Authority. Seller has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser. The execution and delivery of this Agreement and the related transaction documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement and the other transaction documents have been duly executed and delivered by Seller, and constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

6.2
Non-Contravention. Seller’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate the corporate documents of Seller or any laws to which Seller is subject, or any agreement or other obligation of Seller or binding upon Seller’s assets or result in the creation or imposition of any mortgage, lien, charge, pledge, security interest, other encumbrance or third party right upon any of the Assigned Patent Rights.

6.3
Title and Contest. Seller owns all right, title, and interest to the Assigned Patent Rights, including all right, title, and interest to sue for infringement of the Patents. To the Seller’s knowledge, the identity of all inventors of the inventions underlying the Patents has been fully disclosed to the U.S. Patent Office as required by U.S. law.The Assigned Patent Rights are free and clear of all liens, claims, mortgages and security interests. Except as set forth on Exhibit 6.3(a), there are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assigned Patent Rights. Except as set forth on Exhibit 6.3(b), Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant with respect to the use of any of the Assigned Patent Rights or subject matter disclosed and claimed in the Patents or in connection with the licensing or sale of any of the Assigned Patent Rights to third parties (the “Third Party Payments”). For the avoidance of doubt, in the event that Seller owes any Third Party Payments, such payments shall be borne out of Seller's share of the Net Revenues.

6.4
No Preexisting Licenses. Except as otherwise listed on Exhibit 6.4 (the “Pre-Existing Licenses”), no exclusive or to the Seller's knowledge non-exclusive licenses under the Patents or interest or rights in any of the Assigned Patent Rights have ever been granted.

6.5
Enforcement. Except as set forth on Exhibit 6.5, Seller has not (a) put a third party on notice of actual or potential infringement of any of the Patents; (b) invited any third party to enter into a license under any of the Patents; or (c) initiated any enforcement action with respect to any of the Patents.

6.6
Patent Office Proceedings. Except as set forth on Exhibit 6.6, to Seller’s best knowledge, none of the Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, or that any such proceedings are pending or threatened.

6.7
Prosecution Obligations; Fees. Except as set forth on Exhibit 6.7, (a) no actions must be taken by Seller before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) within ninety (90) days of the Closing Date with respect to any of the Assigned Patent Rights and (b) all maintenance fees, annuities, and the like due or payable on the Patents until the lapse of ninety (90) days following the Closing Date have been timely paid. For the avoidance of doubt, such timely payment includes payment of registration, maintenance, and renewal fees for which the fee payment window has opened even if the surcharge date is in the future.

6.8
Validity and Enforceability. Except as set forth on Exhibit 6.8, to Seller's knowledge, the Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and there are no proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents.

6.9
Compliance with Applicable Law. The Patents are currently in compliance with all legal requirements (including payment of filing, examination and maintenance fees and the filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording such Patents.

6.10                      Representations and Warranties Relating to the Shares.

6.10.1           The Seller is acquiring the Shares for investment purposes only, for its own account, and not for the benefit of others, nor with any view to, or in connection with any distribution or public offering thereof within the meaning of the U.S. Securities Act of 1933 (the “Securities Act”).

6.10.2           The Seller understands that the Shares have not been registered under the Securities Act or any state securities law by reason of its issuance in a transaction which is exempt from the registration requirements of the Securities Act and such laws and the Shares must be held indefinitely unless subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration under the applicable provisions of the Securities Act and such laws.  The Seller acknowledges that certificates evidencing the Shares will contain a legend to the foregoing effect.

6.10.3           The Seller has sufficient knowledge and expertise in business and financial matters so as to enable it to analyze and evaluate the merits and risks of acquiring the Shares pursuant to the terms of this Agreement and is able to bear the economic risk of such acquisition, including a complete loss of its investment in the Shares.

6.10.4           The Seller acknowledges that it has made detailed inquiries concerning the Purchaser and its business, and that the officers of the Purchaser have made available to the Seller any and all written information which it has requested and have answered to the Seller’s satisfaction all inquiries made by the Seller.

6.10.5           The transactions provided for in this Agreement with respect to the Shares are not part of any pre-existing plan or arrangement for, and there is no agreement or other understanding with respect to, the distribution by the Seller of any of the Shares.

6.11
Disclaimer. Other than the express representations set forth above in this Section 6, Seller makes no express or implied warranty of any kind with respect to the Assigned Patent Rights and Seller disclaims all implied warranties of merchantability, fitness for a particular purpose, or non-infringement.

7.Representations And Warranties Of Purchaser

Purchaser hereby represents and warrants to Seller as follows that, as of the Effective Date:

7.1           Purchaser is a Delaware corporation.

7.2
Purchaser has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder.

7.3
Purchaser’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate any laws to which Purchaser is subject, or any agreement or other obligation directly or indirectly applicable to Purchaser or binding upon Purchaser’s assets.

7.4
Acknowledgement of Pre-Existing Licenses. By signing this Agreement, Purchaser, on behalf of itself, its Affiliates, and its and their successors and assigns of this Agreement or the Assigned Patent Rights, hereby acknowledges and consents in writing that all Pre-Existing Licenses and the terms and conditions thereof, shall remain in full force and effect, shall be binding on Purchaser and any successor, purchaser or assignee of Purchaser or the Assigned Patent Rights, and shall not be terminable by Purchaser. By signing this Agreement, Purchaser hereby consents in writing to be bound by each of the Pre-Existing Licenses and to similarly bind any further successor, purchaser or assignee of Purchaser and/or the Assigned Patent Rights.

7.5
Issue of the Shares. The issue of the Shares has been duly authorized by Marathon. The Shares, when issued and allotted in accordance with this Agreement: (a) will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, (b) will have the rights, preferences, privileges, and restrictions set forth in Marathon’s Certificate of Incorporation and By-laws, and (c) will be issued free and clear of any liens of any kind.

7.6
Filing. Marathon is currently in material compliance with all applicable laws, including securities laws. Marathon has timely filed all forms and reports required to be filed with the Securities Exchange Commission (the “SEC”) including, without limitation, all exhibits required to be filed therewith, and has made available to the Seller true, complete and correct copies of all of the same so filed (including any forms, reports and documents incorporated by reference therein or filed after the date hereof, the “Marathon SEC Reports”). For purposes hereof, such Marathon SEC Reports shall be deemed delivered to Seller via the SEC’s EDGAR database. At the time they were filed, the Marathon SEC Reports: (i) complied (or will comply when filed, as the case may be) in all material respects with the applicable requirements of the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder; (ii) complied (or will comply when filed as the case may be) with the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, in each case applicable to such Marathon SEC Reports at the time they were filed; and (iii) did not (or, if later filed, amended or superseded, will not as of the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

7.7
Availability of Reports. Marathon has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the SEC’s EDGAR system, and the Seller may rely upon, all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (ii) Section 906 of the Sarbanes Oxley Act of 2002 with respect to any documents filed with the SEC. Since the most recent filing of such certifications and statements, there have been no significant changes in Buyer’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures.

8. Miscellaneous

8.1
Indemnification. Purchaser shall indemnify and hold Seller and its Affiliates and each of their respective employees, agents, officers, directors and managers (collectively, the “Seller Indemnified Parties”) harmless with respect to any loss, expense, cost, damage and settlement (collectively, “Seller Indemnified Expenses”) caused to a Seller Indemnified Party as a result of Purchaser’s actions or omissions with respect to the Assigned Patent Rights following the Closing Date. In particular, in the event that Purchaser’s enforcement or other activities with the Assigned Patent Rights result in litigation or other dispute resolution processes with one or more third-party entities, with a Seller Indemnified Party being required to be involved (e.g., being added as a party to the process, even if such joinder is improper, or being subject to third party discovery requests), Purchaser shall, at Seller’s request, indemnify Seller all of the Seller Indemnified Expenses arising from that involvement, all except to the extent that the Seller Indemnified Expenses are due to acts or omissions of any of the Seller Indemnified Parties and/or obligations, claims or liabilities of any of the Seller Indemnified Parties of any kind or nature whatsoever arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Patents prior to the assignment and sale thereof to Purchaser. Seller shall indemnify and hold Purchaser and its Affiliates and each of their respective employees, agents, officers, directors and managers (collectively, the “Purchaser Indemnified Parties”) harmless with respect to any undisclosed loss, expense, cost, damage and settlement (collectively, “Purchaser Indemnified Expenses”) caused to a Purchaser Indemnified Party as a result of Seller’s actions or omissions with respect to the Assigned Patent Rights prior to the Closing Date.

8.2
Compliance With Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties will be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such government.

8.3
Assignment. This Agreement may be freely assigned (directly or indirectly) by either Party hereto provided that any transferee of such assigning Party agrees in writing to be bound by all of the assigning Party’s obligations hereunder. Subject to the foregoing in this Section 8.3, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Any attempted assignment in violation of this Section 8.3 shall be void.

8.4
Confidentiality of Terms. The Parties hereto will keep the terms of this Agreement and will not now or hereafter divulge any of this information to any third party except as follows: (a) with the prior written consent of the other Party; (b) subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein, to a Party’s legal and financial counsel and other professional advisors, in their capacity of advising a Party in such matters; (c) subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein, to a counterparty engaged in due diligence in connection with a proposed merger, acquisition, reorganization, or financing of all or substantially of a Party’s assets or equity or in connection with a proposed sale or exclusive license of the Assigned Patent Rights, as applicable; (d) by Purchaser, in order to perfect Purchaser’s interest in the Assigned Patent Rights with any governmental patent office (including, without limitation, recording the Executed Assignment in any governmental patent office); (e) to enforce Purchaser’s right, title and interest in and to the Assigned Patent Rights; (f) for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations; (g) to any governmental body having jurisdiction and specifically requiring such disclosure; or (h) as required during the course of litigation and subject to a protective order with a confidentiality designation of “Outside Attorneys’ Eyes Only” or higher; provided that, in (g) and (h) above, (i) the disclosing party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing Party will provide the other Party with at least ten (10) days’ prior written notice of such disclosure. Notwithstanding anything to the contrary in this Section 8.3, following the Closing, each Party and IP Navigation Group, LLC is entitled to issue the press release substantially in the form attached hereto as Exhibit 8.4.

8.5
Governing Law; Forum. This Agreement, its performance and interpretation shall be governed by the substantive law of the State of Delaware, USA, exclusive of its choice of law rules. The competent courts and tribunals situated in Wilmington, State of Delaware, USA shall have sole and exclusive jurisdiction in any dispute or controversy arising out of or relating to this Agreement.

8.6
Notices. All notices given hereunder will be given in writing, will refer to this Agreement and will be: (i) personally delivered, (ii) delivered prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified U.S. mail (return receipt requested) to the address set forth below:

If to Seller	If to Purchaser
Clouding IP, LLC Tel: Fax: Email: Attn:	Clouding Corp. Tel: Fax: Attn:

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Person to be notified.  Either Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change in accordance with this Section.

8.7
Relationship of Parties. The Parties are independent contractors and not partners, joint venturers, or agents of the other. Neither Party assumes any liability of or has any authority to bind, or control the activities of, the other.

8.8
Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

8.9
Waiver. Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

8.10
Miscellaneous. This Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the Parties will be bound by any conditions, definitions, warranties, obligations (including obligations to prosecute any of the Patents), understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement. No amendments or modifications will be effective unless in writing and signed by authorized representatives of both Parties. The Exhibits referenced herein and attached hereto are incorporated into this Agreement as though fully set forth herein.

8.11
Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each Party will execute and deliver to the other Party a copy of this Agreement bearing its original signature. Prior to such execution and delivery, in order to expedite the process of entering into this Agreement, the Parties acknowledge that Transmitted Copies of this Agreement will be deemed original documents. “Transmitted Copies” means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.

8.12
Limitation of Liability. NEITHER PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL EXCEED AMOUNT OF THE CASH CONSIDERATION PAID BY PURCHASER TO SELLER UNDER THIS AGREEMENT PROVIDED, THAT THE FOREGOING CAP ON LIABILITY SHALL NOT APPLY TO (i) PURCHASER’s OBLIGATIONS UNDER SECTION 8.1 ("INDEMNIFICATION"), OR (ii) TO ANY PAYMENT OF NET REVENUES WHICH IS OR MAY BECOME (BUT ONLY AT SUCH TIME AS IT BECOMES) DUE AND OWING TO SELLER IN ACCORDANCE WITH THIS AGREEMENT, FOR WHICH THE LIABILITY CAP SHALL BE THE MAXIMUM AMOUNT THAT IS OR MAY BECOME (BUT ONLY AT SUCH TIME AS IT BECOMES) DUE AND OWING TO SELLER IN ACCORDANCE WITH THIS AGREEMENT.

8.13
Limitation on Consequential Damages. NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS EMPLOYEES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

 In witness whereof, the Parties have caused this Patent Purchase Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

CLOUDING IP, LLC	CLOUDING CORP.
By: /s/ William R. Carter, Jr.	By: /s/ Doug Croxall
Name: William R. Carter, Jr.	Name: Doug Croxall
Title: Manager	Title: CEO

MARATHON PATENT GROUP, INC.
By: /s/ Doug Croxall
Name: Doug Croxall
Title: CEO

Exhibit 2.4

Patent Assignment Agreement

This Assignment Agreement (the “Agreement”) is made and entered into this 29th  day of August, 2014 (the “Effective Date”), by and between Clouding IP, LLC (f/k/a Stec IP, LLC), a Delaware limited liability company, of ____ (the “Assignor”);  and Clouding Corp., a Delaware corporation, of ______ (the “Assignee”)(together, the “Parties”).

RECITALS

A.              Assignor is the owner of (select as appropriate):

 [  ]  the United States Patents set forth on Appendix A hereto (the “US Patents”);

 [  ] the non-United States patents set forth on Appendix B hereto (the “Foreign Patents”);

 [  ] the United States patent applications set forth on Appendix C hereto (the “US Patent Applications”);

[ ] the United States provisional patent applications set forth on Appendix D hereto (the “US Provisional Patent Applications”); and/or

[ ] the foreign patent applications set forth on Appendix E hereto (the “Foreign Patent Applications”);

which collectively shall be referred to herein as the “Patents”.

B.              Assignor and Assignee have agreed by way of a purchase agreement (the “Purchase Agreement”) dated August 29, 2014, by and between Assignor and Assignee, the terms of which are incorporated herein by reference, that Assignor shall sell, transfer, and assign and set over unto Assignee and Assignee shall accept, all rights, title and interest in and to the Patents as specified in this Agreement.  In the event of any conflict between the terms of this Patent Assignment Agreement and the referenced Purchase Agreement, the terms of the Purchase Agreement shall prevail.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements in this Assignment, Assignor and Assignee agree as follows:

1.             Assignor does hereby sell, transfer, convey, assign and deliver to Assignee all of Assignor's right, privilege, title and interest in, to and under the Patents and in the case of patent applications in and to any patents that may issue therefrom, including, in all instances, any counterparts of any of the foregoing in any jurisdiction throughout the world, and any and all divisions, continuations, reissues or reexaminations of any of the foregoing, and, further, all applications for industrial property protection, including without limitation, all applications for patents, utility models, copyright, and designs which may hereafter be filed for any inventions described in said Patents in any country or countries, together with the right to file such applications and the right to claim for the same the priority rights derived from the inventions and the Patents under the laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, in each instance the same to be held by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all claims for damages, royalties, income or other remuneration (hereinafter “Damages”) by reason of past, present and future infringements of the Patents or other rights being assigned hereunder, along with the right to sue for and collect such Damages for the use and benefit of Assignee and its successors, assigns and other legal representatives.

2.             Insofar as this assignment concerns European patents and patent applications, Assignor does hereby declare that it is the owner of said Patents and that Assignor has assigned same, along with all rights and duties appurtenant thereto, to Assignee and agree that the assignment will be recorded in the register with the European Patent Office; and Assignee hereby declares that Assignee has agreed to the assignment of the aforementioned Patents to it and that Assignee will simultaneously apply for recording of the assignment in the register with the European Patent Office.

3.             Assignor hereby authorizes and requests the Commissioner for Patents of the United States, and any officer of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of intellectual property protection or applications as aforesaid, to issue the same to Assignee and its successors, assigns and other legal representatives in accordance with the terms of this instrument.

4.             Assignor agrees that, whenever reasonably requested by Assignee, Assignor will execute all papers, take all rightful oaths, and do all acts which may be reasonably necessary for securing and maintaining the Patents in any country and for vesting title thereto in Assignee, its successors, assigns and legal representatives or nominees.

5.            Assignor authorizes and empowers Assignee, its successors, assigns and legal representatives or nominees, to invoke and claim for any application for patent or other form of protection for the inventions, the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and to invoke and claim such right of priority without further written or oral authorization from Assignor.

6.             Assignor hereby acknowledges and agrees that all of the rights, title and interest in and to the Patents sold, transferred, assigned and set over to Assignee hereunder include all income, royalties, damages and payments now or hereafter due or payable with respect thereto, and all causes of action (whether in law or equity) and the right to sue, counterclaim, and recover for the past, present and future infringement of the rights assigned or to be assigned hereunder.

7.             Assignor hereby consents that a copy of this Agreement shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document that may be required in any country for any purpose and more particularly in proof of the right of Assignee or nominee to claim the aforesaid benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.

IN WITNESS WHEREOF, the Parties have executed this Assignment on the Effective Date written at _________________________________.

Assignor: ________________________

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Assignee: ________________________

By: ____________________________________

Name: __________________________________

Title: ___________________________________

APPENDIX A

TO ASSIGNMENT AGREEMENT

Title	Patent Number	Issue Date

APPENDIX B

TO ASSIGNMENT AGREEMENT

Title	Patent Number	Issue Date

APPENDIX C

TO ASSIGNMENT AGREEMENT

Title	Application Number	Filing Date

APPENDIX D

TO ASSIGNMENT AGREEMENT

Title	Application Number	Filing Date	Inventor(s)

APPENDIX E

TO ASSIGNMENT AGREEMENT

Title	Application Number	Filing Date

Exhibit 2.5

The Patents

US Patent No.: 5,495,607
US Patent No.: 5,678,042
US Patent No.: 5,944,782
US Patent No.: 6,574,657
US Patent No.: 6,738,799
US Patent No.: 7,596,784
US Patent No.: 2009/0210356
US Patent No.: 6,963,908
US Patent No.: 7,237,023
US Patent No.: 6,925,481
US Patent No.: 5,832,522
US Patent No.: 5,825,891
US Patent No.: 6,021,408
US Patent No.: 5,819,296
US Patent No.: 5,944,839
US Patent No.: 6,029,246
US Patent No.: 5,978,805
US Patent No.: 6,269,382
US Patent No.: 6,654,746
US Patent No.: 7,065,637
US Patent No.: 6,631,449
US Patent No.: 6,662,310
US Patent No.: 7,231,659
US Patent No.: 7,292,585
US Patent No.: 7,032,089
US Patent No.: 7,917,902
US Patent No.: 7,600,014
US Patent No.: 5,537,585
US Patent No.: 6,918,014
US Patent No.: 7,032,011
US Patent No.: 7,254,621
US Patent No.: 7,272,708
US Patent No.: 7,571,290
US Patent No.: 7,634,563
US Patent No.: 7,836,292
US Patent No.: 8,032,626
US Patent No.: 6,630,946
US Patent No.: 5,873,103
US Patent No.: 7,082,521
US Patent No.: 7,653,059
US Patent No.: 7,467,194
US Patent No.: 7,764,681
US Patent No.: 7,036,006
US Patent No.: 7,278,142
US Patent No.: 7,457,944
US Patent No.: 7,496,920
US Patent No.: 7,702,892
US Application No.: 12/277,038
U.S. Patent App. No. 08/586,231
U.S. Patent App. No. 10/326,682
U.S. Patent App. No. 10/609,971
U.S. Patent App. No. 12/391,509

U.S. Patent App. No. 12/946,448
U.S. Patent App. No. 60/017,750
U.S. Patent App. No. 60/192,860
U.S. Patent App. No. 60/228,105
U.S. Patent App. No. 60/232,052
U.S. Patent App. No. 60/238,774
U.S. Patent App. No. 60/249,134
U.S. Patent App. No. 60/309,203
U.S. Patent App. No. 08/950,384

S07-5012 CN pending
S07-5012 EP pending
S07-5012 JP pending
99703190000 CA
99703190000 EP
99703190000 FR
99703190000 DE
99703190000 GB
199703310000 CA
199703310000 FR
199703310000 DE
199703310000 GB
WO PCT/US1994/012972
WO PCT/US1997/000667
WO PCT/US1998/002061
WO PCT/US1998/004656
WO PCT/US2000/011850
WO PCT/US2000/012048
WO PCT/US2002/009103
WO PCT/US2002/024340
AU 1997017487
EP 0729618
JP 1995-514506
AU 1995010936
AU 2002254364
AU 693868
CA 2183973
DE 69513956.8
EP 0746819
FR 0746819
GB 0746819
IT 0746819
JP 3786955
WO PCT/US1995/001660
EP1004069

Exhibit 3.1

Document Request Form

August 29, 2014

Clouding Corp.
___________
___________

Attn: _________

Re: Documents related to the Patents as Listed on Exhibit 2.5 to the Patent Purchase Agreement between Clouding Corp. and Clouding IP, LLC.

Dear Mr. Croxall

 Reference is made to the proposed purchase agreement (“Agreement”) between Clouding Corp. (“Purchaser”) and Clouding IP, LLC (“Seller”). Defined terms used in this letter are as defined in the Agreement. Purchaser has requested, pursuant to Section 3.1 of the Agreement that Seller deliver the Documents and/or confirm to Purchaser that there are no other Documents in the custody or control of Seller, its agents, counsel or related parties.

 “Documents” is defined in Section 3.1 of the Agreement as “the originals of the patent prosecution files and all other documents, communications and files (electronic or otherwise) relating to the Assigned Patent Rights in possession or control of Seller and its agents, counsel and related parties that pertain to the ownership, prosecution, maintenance and enforcement of the Patents.” For purposes of clarification only, and without derogating from the definition set forth in Section 3.1, below is a non-exclusive list of documents that fall within this description.  Pursuant to Section 3.1, Purchaser requests that Seller conduct a thorough and diligent search for all Documents in its custody or control, and that of its agents, counsel or related parties, including, but not limited to, such Documents which are listed below.

 1.  File histories including
 a.  Prosecution file history for the Patents listed in Exhibit 2.5 of the Agreement (“Patents”), including:
i. File histories of any Patent including current owner of record, jurisdiction where the application/registration is located; and any application number

 ii.  File histories of any parent, child or other related patents/applications (i.e. those that claim priority to any Patent or that any Patent either claims priority to and/or incorporates by reference) – regardless of whether they are listed in Exhibit A of the Agreement and regardless of whether the related patents are abandoned or alive

iii. All communications with, by and to prosecution counsel or agent with respect to the Patents
iv. File-stamped copies of all assignment records for all Patents (including copies of all supporting documentation)

 b.  Any prior art references that have been retained in the files or are otherwise known, including whether there are facts, information, or circumstances that would constitute prior art, that would render any of the Patents invalid or unenforceable, or would have a material adverse effect on any pending application for any Patent.

c. Pre-filing documents such as:
i. Invention disclosure records
ii. Inventor notebooks
iii. Memos, notes, letters, emails etc. requesting that a patent application be prepared
iv. Memos, notes, letters, emails etc. discussing the decision of whether to file a patent application

 v.  Memos, notes, letters, emails etc. discussing or describing any products that the proposed invention relates to

 vi.  Documents, including without limitation any memos, notes, letters, emails, presentations, etc. related to or arising from any efforts to create products based on the proposed inventions, relating to the design, development, marketing, sale, offers for sale, public disclosure, or ownership of the products, the proposed inventions and/or patents, including any agreements with third parties (e.g. joint development (or similar) agreements or non-disclosure agreements).

d. Post-issuance documents such as:
i. Ribbon copies of the Patents
ii. Certificates of correction and related documents )notes, memos etc related to requests for correction)
iii. Re-examinations; reissues; post grant review/challenges
e. Memos regarding payment of maintenance fees and/or annuities (including recommendations of whether or not to pay maintenance fees)

 2.  Any agreements granting any rights under the Patents (including without limitation any licenses, releases, covenants not to sue or any other grant or right) related to or arising from the Patents and applications (including the related patents and applications described in 1.a.i.)

 3.  Any documents discussing enforcement, threatened enforcement, investigation of infringement, licensing (including all offers to license), liens or charges, valuation, granting any rights under any of the claims of the acquired patents (including releases, covenants not to sue or any other grant or right) or other monetization related to or arising from the Patents (regardless of whether they are listed in Exhibit A as described in 1.a.ii. above) including:

 a.  Documents that relate in any way to an evaluation of the Patents including without limitation documents that relate to strengths, weaknesses etc. of the enforceability and/or validity of the patents, infringement and/or non-infringement of any specific entity or by industries in general

b. Documents that relate to the enforceability of the Patents
c. Documents that related to the validity of the Patents
d. Documents that either are, or discuss a damages analysis regarding any of the Patents

 4.  Any documents related to marking of patented articles including articles made by Seller that were or should have been marked, and marking requirements (including steps taken to enforce marking requirements) in any agreements identified pursuant to request 2 above

5. Assignments of the Patents (regardless of whether they are listed in Exhibit 2.5 as described in 1.a.ii. above)
6. Any documents relating to governmental incentives or other programs relating to the technology underlying the Patents.
7. Names of law firms and/or individual lawyers involved in any of the Patents so that the privileged nature of any produced documents can be determined
8. Documents related to each named inventor of the Patents including:
a. Employment agreements with each inventor
b. Patent Assignments signed by each inventor
c. Invention Assignments signed by each inventor
d. Employment/HR records of each inventor
e. Separation agreements signed by any inventor

 9.  A list of any actions that must be taken by the Purchaser within ninety (90) days of the anticipated closing date with respect to the Patents, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates.

 10.  A list of any proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are being or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents

 11.  Confirmation in writing that with respect to each Patent, it is currently in compliance with the legal requirements (including payment of filing, examination and maintenance fees and filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording the same with or by such governmental entity, and, if not, the steps required to bring such item into compliance with same

Seller is further requested to execute the applicable declaration (either Attachment 1 or 2 hereto) and return the executed copy to Purchaser.

Regards,

Attachment 1

DECLARATION

Seller has conducted a thorough and diligent search for all Documents in its custody or control and the custody and control of its agents, counsel and related parties, and hereby delivers those documents to Purchaser. Seller asserts that there are no Documents that remain in its custody or control, or in the custody or control of its agents, counsel and/or related parties.

Clouding IP, LLC A Delaware company By: _______________ Name: _______________ Title: _______________ Date: _______________ Address: _______________ _______________________ _______________________

Attachment 2

DECLARATION

Seller has conducted a thorough and diligent search for all Documents in its custody or control as well as the custody or control of its agents, counsel or related parties, and confirms no such Documents exist.

Clouding IP, LLC A Delaware company By: _______________ Name: _______________ Title: _______________ Date: _______________ Address: _______________ _______________________ _______________________

Exhibit 3.5

Account Details

Exhibit 5.1.1(c)

Common Interest Agreement

 THIS COMMON INTEREST AGREEMENT (“Agreement”) is entered into as of August 29. 2014 by and between Clouding IP, LLC a Delaware limited liability company, of _______ (“Company”), Clouding Corp., a Delaware corporation, of ______ (the “Purchaser”) and IP Navigation Group, LLC (“IPNAV”), having its principal offices at _____.

1.           Background.

1.1 Purchaser, Company and IPNAV are sometimes referred to herein as a “party” or the “parties” and are presently negotiating the closing of an agreement under which IPNAV will act as the worldwide intellectual property enforcement and licensing agent of Purchaser in connection with certain patents and other intellectual property rights acquired by Purchaser from the Company (the “Patent Rights,” and matters related to the Patent Rights, the “Patent Matters”).

1.2 The parties have a common legal interest in upholding the validity and enforceability of the IP Rights, for purposes of enforcement. The parties anticipate they will enforce inherent rights of the IP Rights against third parties through litigation. The parties have agreed to treat their communications and those of their counsel relating to the Patent Matters as protected by the common interest doctrine. Furtherance of the Patent Matters requires the exchange of proprietary documents and information, the joint development of legal strategies and the exchange of privileged information and attorney work product developed by the parties and their respective counsel.

2. Common Interest.

2.1 The parties have a common, joint and mutual legal interest in the monetization of valid and enforceable patents. In furtherance of that common interest, the parties will cooperate with each other, to the extent permitted by law, to share information protected by the attorney-client privelege, the work product doctrine, or other applicable privilege or immunity with respect to the Patent Matters. Any counsel or consultant retained by a party or their counsel to assist in the Patent Matters shall be bound by, and entitled to the benefits of, this Agreement.

2.2 In order to further their common interest, the parties and their counsel may exchange privileged and work product information, orally and in writing, including, without limitation, factual analyses, mental impressions, legal memoranda, source materials, draft legal documents, evidence of use materials, claims charts, prosecution history files and other information (hereinafter “Common Interest Materials”). The sole purpose of the exchange of the Common Interest Materials is to support the parties’ common interest with respect to the enforcement for the Patent Matters. Any Common Interest Materials exchanged shall continue to be protected under all applicable privileges and no such exchange shall constitute a waiver of any applicable privilege or protection. Nothing in this Agreement requires a party to share information with any other party.

3. Nondisclosure.

3.1 The parties and their counsel shall use the Common Interest Materials solely in connection with the Patent Matters and shall take appropriate steps to protect the privileged and confidential nature of the Common Interest Material. No party nor their respective counsel shall produce privileged documents or information unless or until directed to do so by a final order of a court of competent jurisdiction, or upon the prior written consent of the other parties. No privilege or objection shall be waived by a party hereunder without the prior written consent of the other parties.

3.2 Except as herein provided, in the event that any party or its counsel is requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceedings (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Common Interest Materials, the party or its counsel shall assert all applicable privileges, including, without limitation, the common interest doctrine, and shall immediately inform the other party and the other party’s counsel of the request or requirement to disclose.

4. Relationship; Additions; Termination.

4.1 This Agreement does not create any agency or similar relationship among the parties. Through the term of the agreement between the parties, or any other agreement requiring confidentiality, (whichever term is longer), no party nor their respective counsel has the authority to waive any applicable privilege or doctrine on behalf of any other party.

4.2 Nothing in this Agreement affects the separate and independent representation of each party by its respective counsel or creates an attorney-client relationship between the counsel for a party and the other parties to this Agreement.

4.3 This Agreement shall continue until terminated upon the written request of one of the parties. Upon termination, each party and their respective counsel shall return any Common Interest Material furnished by the other parties. Notwithstanding termination, this Agreement shall continue to protect all Common Interest Materials disclosed prior to termination. Sections 3 and 5 shall survive termination of this Agreement.
5. General Terms.

5.1 This Agreement is governed by the laws of the State of Delaware, without regard to its choice of law principles to the contrary. In the event any provision of the Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, the remaining terms shall remain in effect. Failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

5.2 The parties agree that a breach of this Agreement would result in irreparable injury, that money damages would not be a sufficient remedy and that the disclosing party shall be entitled to equitable relief, including injunctive relief, as a non-exclusive remedy for any such breach.

5.3 Notices given under this Agreement shall be given in writing and delivered by messenger or overnight delivery service as set forth below, and shall be deemed to have been given on the day received:
In case of Purchaser:
_______________
_______________
_______________
_______________

In case of the Company:
[_____________]
[_____________]
[_____________]
c/o ______________
Email: ___________

In case of IPNAV:
_______________
_______________
_______________
_______________

5.4 No party may assign its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties, such consent not to be unreasonably withheld; provided, however, that any party may assign this Agreement to an Affiliate upon providing prior written notice to the other party. “Affiliate” means a Person, which, directly or indirectly, owns or controls, is owned or is controlled by or is under common ownership or control with, another Person. As used herein, “control” means the power to direct the management or affairs of an entity, and “ownership” means the beneficial ownership of 50% or more of the voting equity securities or other equivalent voting interests of the Person. “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof or any trustee, receiver, custodian or similar official.

5.5 This Agreement is effective and binding upon each party as of the date it is signed by or on behalf of a party and may be amended only by a writing signed by or on behalf of each party. This Agreement may be executed in counterparts. Any signature reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission shall be considered an original for purposes of this Agreement.

***The remainder of this page has been intentionally left blank.***

IN WITNESS WHEREOF, the Company, Purchaser and IPNAV have executed this Agreement by their duly authorized representatives.

IP NAVIGATION GROUP, LLC                                                                                     CLOUDING IP, LLC

By: _________________________                                                                                     By: __________________________
(Signature)                                                                           (Signature)

Name: _______________________                                                                                     Name: ________________________

Title: _________________________                                                                                  Title: _________________________

CLOUDING CORP.

By: _________________________
(Signature)

Name: _______________________

Title: _________________________

Exhibit 5.1.1(d)

Consulting Agreement

Exhibit 5.1.1(e)

Promissory Note

Exhibit 5.1.1(f)

Transfer Agent Instructions

Exhibit 6.3(a)

Pending Actions

Clouding IP, LLC v. Google, Inc., CA No. 12-639-LPS, and Coordinated Cases (Case Nos. C.A. No. 12-641-LPS; C.A. No. 12-675-LPS; C.A. No. 12-1338-LPS; C.A. No. C.A. No. 13-1341-LPS; C.A. No. 13-1342-LPS; C.A. No. 13-1453-LPS; C.A. No. 13-1454-LPS; C.A. No. 13-1455-LPS; C.A. No. 13-1456-LPS; and C.A. No. 13-1458-LPS) (Motion for Reconsideration of Dismissal for Lack of Standing Filed August 11, 2014).

Exhibit 6.3(b)

Third Party Payments

See §3 of the Symantec PPA.

Exhibit 6.4

Pre-Existing Licenses

Licensor	Licensee	Agreement Type	Date
Symentec Corporation	International Business Machines	Patent License Agreement	01/01/1997
Symentec Corporation	Trend Micro Incorporated	Confidential Patent Cross-License	04/06/1998
Symentec Corporation	Crossroads	Patent License Agreement	UNKNOWN
Symentec Corporation	Open Invention Network, LLC	License	03/242001
Symentec Corporation	Verisign, Inc.	License	08/09/2010
Clouding IP, LLC (f/k/a Stec IP, LLC)	Symantec Corporation	License	02/28/2012
Clouding IP, LLC (f/k/a Stec IP, LLC)	Apple Inc.	Settlement and License Agreement	01/08/2013
Clouding IP, LLC	Microsoft Corporation	Settlement and License Agreement	11/12/2012
Clouding IP, LLC	Oracle Corporation	Confidential Settlement Agreement	07/11/2013
Clouding IP, LLC	Unify Inc.	Settlement and License Agreement	02/04/2014
Clouding IP, LLC (f/k/a Stec IP, LLC)	Symantec Corporation	License	08/11/2014

Exhibit 6.5

Enforcement Actions

Previous Litigation:
Clouding IP, LLC v. Google, Inc., C.A. No. 12-639-LPS;
Clouding IP, LLC v. Amazon.com, Inc., et al.; C.A. No. 12-641-LPS;
Clouding IP, LLC v. Rackspace Hosting, Inc., et al., C.A. No. 12-675-LPS;
Clouding IP, LLC v. CA Technologies, Inc., C.A. No. 13-1338-LPS;
Clouding IP, LLC v. Hewlett-Packard Co., C.A. No. 13-1341-LPS;
Clouding IP, LLC v. AT&T, Inc., C.A. No. 13-1342-LPS;
Clouding IP, LLC v. Citrix Systems, Inc., C.A. No. 13-1453-LPS;
Clouding IP, LLC v. Dropbox Inc., C.A. No. 13-1454-LPS;
Clouding IP, LLC v. EMC Corporation et al., C.A. No. 13-1455-LPS;
Clouding IP, LLC v. SAP AG, et al., C.A. No. 13-1456-LPS;
Clouding IP, LLC v. Verizon Online, LLC, et al., C.A. No. 13-1458-LPS;
Clouding IP, LLC v. Time, Inc., et al., C.A. No. 12-1646-LPS;
Clouding IP, LLC v. CNN Interactive Group, Inc., C.A. No. 12-1639-LPS;
Clouding IP, LLC v. Thomson Reuters, Corp., C.A. No. 12-1645-LPS;
Clouding IP, LLC v. TheHuffingtonPost.com, Inc., C.A. No. 12-1643-LPS;
Clouding IP, LLC v. Fox News Network LLC, C.A. No. 12-1641-LPS;
Clouding IP, LLC v. Gannett Co., Inc., C.A. No. 12-1642-LPS;
Clouding IP, LLC v. New York Times Co., C.A. No. 12-1644-LPS; and
Clouding IP, LLC v.Dow Jones & Co., Inc. , C.A. No. 12-1640-LPS.

Notice Letters:
AT&T
CA Technologies
EMC
Facebook
Hitachi
HP
Salesforce
Samsung
SAP
Verizon
American Express Company
Bank of America Corporation
Travelex America, Inc.
Electrolux Home Products North America, Inc.
Ford Motor Company
Amazon
Google
Rackspace
Motorola Mobility
Yahoo Communications
IBM
Apple
Microsoft
Oracle
Citrix
Dropbox
IceWeb
Siemens

Exhibit 6.6

Patent Office Proceedings

Pending Post-Grant Proceedings:
U.S. Patent No. 7,596,784: Case No. CBM2014-00034 - Pending
U.S. Patent No. 7,272,708: Case No. IPR2014-01305 - Pending
U.S. Patent No. 7,032,089: Case No. IPR2013-00519 – Pending; Case No. IPR2014-01292 – Pending
U.S. Patent No. 6,738,799: Case No. IPR2013-00586 – Pending; Case No. IPR2014-00306 – Joined
U.S. Patent No. 6,925,481: Case No. IPR2014-00299 - Pending
U.S. Patent No. 7,254,621: Case No. IPR2014-00300 – Pending; Case No. IPR2014-01218 - Pending
U.S. Patent No. 5,825,891: Case No. IPR2014-00308 – Pending; Case No. IPR2014-01216 - Pending
U.S. Patent No. 6,925,481: Case No. IPR2014-01217 - Pending
U.S. Patent No. 7,065,637: Case No. IPR2014-01304 - Pending
U.S. Patent No. 5,944,839: Case No. IPR2014-01309 – Pending

Terminated Post-Grant Proceedings:
U.S. Patent No. 6,738,799: Case No. IPR2013-00073 – Terminated
U.S. Patent No. 6,925,481: Case No. IPR2013-00075 - Terminated
U.S. Patent No. 7,254,621: Case No. IPR2013-00088 - Terminated
U.S. Patent No. 6,631,449: Case No. IPR2013-00089 - Terminated
U.S. Patent No. 5,495,607: Case No. IPR2013-00090 - Terminated
U.S. Patent No. 5,678,042: Case No. IPR2013-00091 - Terminated
U.S. Patent No. 5,825,891: Case No. IPR2013-00100 - Terminated
U.S. Patent No. 6,918,014: Case No. IPR2013-00098 - Terminated
U.S. Patent No. 7,596,784: Case No. IPR2013-00094 - Terminated
U.S. Patent No. 5,944,839: Case No. IPR2013-00095 - Terminated
U.S. Patent No. 7,065,637: Case No. IPR2013-00099 - Terminated
U.S. Patent No. 6,738,799: Case No. IPR2013-00261 - Terminated
U.S. Patent No. 5,825,891: Case No. IPR2013-00260 - Terminated
U.S. Patent No. 5,495,607: Case No. IPR2013-00271 - Terminated
U.S. Patent No. 7,065,637: Case No. IPR2013-00273 - Terminated
U.S. Patent No. 7,596,784: Case No. IPR2013-00275 - Terminated
U.S. Patent No. 5,944,839: Case No. IPR2013-00304 - Terminated
U.S. Patent No. 6,631,449: Case No. IPR2013-00321 – Terminated

Exhibit 6.7

Maintenance Table

Patent Number	Country	Prosecution Status	Next Due Date
6574657	US	12 Year MF (surcharge date)	12/4/2014
7237023	US	8 Year MF (surcharge date)	12/27/2014
/201659	US	8 Year MF (surcharge date)	12/13/2014
7917902	US	4 Year MF (surcharge date)	9/30/2014

Exhibit 6.8

Validity Proceedings

See Exhibits 6.5 and 6.6.

Exhibit 8.4

Press Release